Exhibit 99.1

FOR IMMEDIATE RELEASE
NEWS RELEASE

Company Contact:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&L: 713-529-6600
lelliott@drg-l.com / apearson@drg-l.com

GASTAR EXPLORATION ANNOUNCES PUBLIC OFFERING OF
12,000,000 COMMON SHARES

HOUSTON, December 6, 2010 – Gastar Exploration Ltd.  (NYSE Amex: GST) today announced that it intends, subject to market conditions, to offer 12,000,000 common shares in an underwritten offering. The offering is being made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. The Company also intends to grant the underwriters a 30-day option to purchase up to 1,800,000 additional common shares to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering to fund the $28.8 million purchase price for its recently announced Marcellus Shale leasehold acquisition, $18 million for settlement payments with respect to the recently announced settlement of the seven In re ClassicStar Mare Lease litigation matters, and working capital and general corporate purposes.

Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC and Tudor, Pickering, Holt & Co. will act as joint book-running managers of the offering and BMO Capital Markets and IBERIA Capital Partners, L.L.C. will act as co-managers.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the preliminary prospectus supplement and the accompanying base prospectus meeting such requirements and relating to the offering may be obtained from the book-running managers as follows:

Johnson Rice & Company L.L.C. 639 Loyola Avenue, Suite 2775 New Orleans, LA 70113 Telephone: (504) 525-3767	Pritchard Capital Partners, LLC 3190 Fairview Park Drive Suite 550 Falls Church, VA 22042 Telephone: (703) 891-6080	Tudor, Pickering, Holt & Co. 1111 Bagby Street, Suite 5100 Houston, TX 77002 Telephone: (713) 333-7132

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus will be filed with the SEC and may be obtained at no charge from its website at www.sec.gov. Before you invest, you should read the prospectus supplement and the accompanying base prospectus, the registration statement, the documents incorporated by reference therein and other documents that the Company has filed with the SEC for more complete information about the Company and this offering.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing oil and natural gas assets in North America. The Company pursues a strategy combining deep natural gas exploration and development with lower risk shale resource and CBM development. The Company owns and operates exploration and development acreage in the Deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania. The Company’s CBM activities are conducted within the Powder River Basin of Wyoming.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.

The NYSE Amex has not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

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